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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                        (Date of earliest event reported)
                                 AUGUST 16, 2005

                        RAPTOR NETWORKS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

           COLORADO                      333-74846              84-1573852
        (State or other                (Commission            (IRS Employer
jurisdiction of incorporation)         File Number)       Identification Number)

                          1241 E. DYER ROAD, SUITE 150
                               SANTA ANA, CA 92705
                    (Address of Principal Executive Offices)

                                 (949) 623-9300
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

Issuance of Series I Advisory Warrants
--------------------------------------

         On July 12, 2005, Raptor Networks Technology, Inc. (the "Company") issued a total of 200,000 Series I Warrants to seven non-affiliate private-parties for providing the Company financial advisory services related to strategic investments. The Series I Warrants have an effective date of February 11, 2005, which is the date the Company became contractually obligated to issue the warrants. The Series I Warrants have an exercise price of $0.60 per share of the Company's common stock and expire on February 11, 2010.

Sale of Securities in Ongoing Private Placement
-----------------------------------------------

         As previously disclosed in the Company's Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission on May 16, 2005, on March 22, 2005, the Company signed an agreement with a private placement agent for the private placement of the Company's common stock and warrants to purchase common stock, on a "best efforts" basis (the "Private Placement"). A combination of the common stock and warrants are sold as "units," with each unit consisting of four shares of common stock and one warrant to purchase common stock. The price per unit is $2.00. Pursuant to the terms of the agreement, the minimum amount to be raised in the private placement is $500,000 and the maximum amount is $6,500,000 (with the placement agent having an option to increase the maximum offering size by up to twenty percent). The closing of the first through seventh rounds of the Private Placement were previously disclosed in Item 3.02 of the Company's Current Reports on Form 8-K filed May 20, 2005, June 15, 2005 and July 21, 2005.

         On July 29, 2005, the Company closed the eighth round of the Private Placement. On that date, the Company received gross proceeds of Four Hundred Thousand Dollars ($400,000) from various private-party accredited investors. The net proceeds to the Company were Three Hundred Fifty-Two Thousand Dollars ($352,000) after the payment of a 12% placement fee to the placement agent. Pursuant to the terms of the Private Placement, the investors shall receive 800,000 shares of the Company's common stock and 200,000 Series G Warrants to purchase the Company's common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share.

         In addition, pursuant to the terms of the Private Placement, the Company shall issue the placement agent 120,000 Series H Warrants, which have an exercise price of $0.50 per share of common stock. The Series H Warrants shall expire on the earlier of (i) the day preceding the second anniversary of the date of issuance or (ii) upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation.


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         On August 16, 2005, the Company closed the ninth round of the Private
Placement. On that date, the Company received gross proceeds of Three Hundred Five Thousand Dollars ($305,000) from various private-party accredited investors. The net proceeds to the Company were Two Hundred Sixty Eight Thousand Four Hundred Dollars ($268,400) after the payment of a 12% placement fee to the placement agent. Pursuant to the terms of the Private Placement, the investors shall receive 610,000 shares of the Company's common stock and 152,500 Series G Warrants to purchase the Company's common stock. The Series G Warrants have an exercise price of $2.50 per share of common stock, expire five years from the date of issuance, and are callable by the Company the first day after the 30-trading-day average price of the Company's common stock exceeds $3.50 per share.

         In addition, pursuant to the terms of the Private Placement, the Company shall issue the placement agent 91,500 Series H Warrants, which have an exercise price of $0.50 per share of common stock. The Series H Warrants shall expire on the earlier of (i) the day preceding the second anniversary of the date of issuance or (ii) upon a merger, acquisition, consolidation, sale of voting control or sale of substantially all of the assets of the Company in which the shareholders of the Company do not own a majority of the outstanding shares of the surviving corporation.

Exemption from Registration
---------------------------

         The sales of securities described above were made in reliance upon the exemption from registration available under Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). This exemption was claimed on the basis that the transactions did not involve any public offering and the purchasers provided written assurances that they were accredited investors (as defined in Rule 501(a) of the Securities Act). The securities were, or shall be, issued with the appropriate restrictive legend.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 22, 2005                   RAPTOR NETWORKS TECHNOLOGY, INC.


                                        By:  /s/ Bob van Leyen
                                             ----------------------------------
                                             Bob van Leyen
                                             Secretary/Chief Financial Officer


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